UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 10, 2009

ECHELON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29748	77-0203595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Meridian Avenue

San Jose, California 95126

(Address of principal executive offices, including zip code)

(408) 938-5200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2009, Echelon Corporation (the “Company”) reported that a structured salary reduction plan had been approved by the Board of Directors, pursuant to which the salaries of certain employees of the Company, including the executive officers of the Company (and including the named executive officers), would be reduced. As part of the salary reduction plan, the Board also approved the issuance on June 10, 2009 of certain performance shares under the Company’s 1997 Stock Plan to those employees affected by the salary reduction plan, in a number equal to one half of the amount of that employee’s annual salary reduction, valued at the closing price of the Company’s common stock on June 10, 2009. Such closing price was $8.00.

The total number of performance shares so issued as of June 10, 2009 was 147,462, including the following issuances to the named executive officers: (i) M. Kenneth Oshman, the Company’s Chief Executive Officer, 1,032 shares; (ii) Oliver R. Stanfield, the Company’s Executive Vice President and Chief Financial Officer, 3,375 shares; (iii) Kathleen B. Bloch, the Company’s Senior Vice President and General Counsel, 3,347 shares; (iv) Frederik H. Bruggink, the Company’s Senior Vice President and General Manager – Service Provider Group, 4,041 shares; and (v) Russell Harris, the Company’s Senior Vice President-Operations, 3,235 shares. The performance shares issued to each named executive officer will vest on April 30, 2010, provided that such officer continues to be employed by the Company as of that date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHELON CORPORATION

By:	/s/ M. Kenneth Oshman
M. Kenneth Oshman
Chief Executive Officer

Date: June 10, 2009